Exhibit 23

Consent of Independent Public Accounting Firm

The Board of Directors

Fortune Brands, Inc:

We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103734) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-103736) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103735) relating to the Future Brands LLC Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-124448) relating to the 2005 Non-Employee Director Stock Plan, the Registration Statement on Form S-8 (Registration No. 333-115350) relating to the Fortune Brands, Inc. 2003 Long-Term Incentive Plan and the prospectuses related thereto, and (b) the Registration Statement and Post-Effective Amendment on Form S-3 (Registration Nos. 333-113855 and 333-76371) of Fortune Brands, Inc. of our report dated October 10, 2005 with respect to the Combined Statements of Net Assets to be Sold of the Allied/Fortune Assets as of July 25, 2005 and August 31, 2004 and the related Combined Statements of Revenues and Direct Expenses for the ten months and 25 day period ended July 25, 2005 and for each of the years in the two-year period ended August 31, 2004, which report appears in the Form 8-K/A of Fortune Brands, Inc. dated October 12, 2005

KPMG Audit Plc

Chartered Accountants

London, England

October 10, 2005